EXHIBITS 5.1 AND 23.1

November 20, 2006



Bowater Incorporated
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina  29602


Ladies and Gentlemen,

     As General Counsel of Bowater Incorporated (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act") of $10,000,000 in participation interests in the Bowater Incorporated Supplemental Retirement Savings (the "Plan"), which interests represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the Plan. I am admitted to practice in the state of North Carolina and hold a limited certificate of admission in South Carolina. I express no opinion as to matters governed by any laws other than the laws of the State of North Carolina, the Delaware General Corporation law and the federal laws of the United States of America. I am writing this letter to you in my capacity as an officer and general counsel of the Company and not in any individual capacity or in any capacity with any other entity.

     In this capacity, I have examined originals or copies certified or otherwise identified to my satisfaction of the Company's Restated Certificate of Incorporation, the Company's By-laws, the Plan, resolutions of the Company's Board of Directors and such Company records, certificates and other documents and such questions of law as I considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, I have assumed, and express no opinion as to, the genuineness of all signatures (other than signatures of officers of the Company), the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the accuracy of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based on the foregoing, it is my opinion that the participation interests being registered pursuant to the Registration Statement, will, when payment is due under the Plan, be valid and binding obligations of the Company, enforceable in accordance with their terms, except as


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enforcement  thereof may be limited by  bankruptcy,  insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     In addition, the Plan is established and maintained as a top-hat plan for the purpose of providing deferred compensation for a selected group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, it is subject to limited provisions of ERISA (specifically, Parts 1 and 5 of Title I of ERISA) with which the Company complies.

     This letter is rendered as of the date hereof and applies only to matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. I expressly disclaim any obligation to supplement this letter if any applicable laws change after the date of this letter.

     I hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement and to the reference to me under Item 5.1, "Interest of Named Experts and Counsel," of the Registration Statement. By giving such consent, I do not hereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                Very truly yours,

                                By: /s/ Ronald T. Lindsay
                                    ---------------------
                                    Ronald T. Lindsay
                                    Executive Vice President, General Counsel
                                    and Secretary